EXHIBIT 10.159

TIFFANY & CO.
AMENDMENT
TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of January 14, 2014, to the Note Purchase Agreement, dated as of February 12, 2009, by and among Tiffany & Co. (the “Parent”) and each of the Purchasers party thereto (as amended and supplemented, and in effect on the date hereof, the “Note Purchase Agreement”) in respect of $125,000,000 principal amount of 10.0% Series A-2009 Senior Notes due February 13, 2017 and $125,000,000 principal amount of 10.0% Series B-2009 Senior Notes due February 13, 2019.
RECITALS
A.    Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.
B.    The Parent has requested an amendment to certain provisions of the Note Purchase Agreement and a waiver of certain Defaults and Events of Default, and each of the holders (herein the “Noteholders”) of the Notes (as defined in the Note Purchase Agreement) are willing to consent to such amendment and waiver subject to the terms and conditions contained herein.
Accordingly, in consideration of the recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.        Schedule B of the Note Purchase Agreement is hereby amended to add the following new definitions:
"Arbitration Award" means the award, dated December 20, 2013, in the arbitration in the matter between The Swatch Group Ltd. and Tiffany Watch Co. Ltd, as claimants, and Tiffany and Company, Tiffany (NJ) Inc. and Tiffany & Co., as respondents, under the Arbitration Rules of the Netherlands Arbitration Institute.
“Arbitration Award Extension Date” has the meaning set forth in Section 11(i).
“Other Tiffany Note Agreements” means (in each case as amended and supplemented, and in effect on the date hereof) (i) the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, in respect of $100,000,000 principal amount of 9.05% Series A Senior Notes due December 23, 2015 and $150,000,000 principal amount of 4.40% Series B-P Senior Notes due July 25, 2042, (ii) the Amended and

Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, in respect of $50,000,000 principal amount of 10.0% Series A Senior Notes due April 9, 2018 and $100,000,000 principal amount of 4.40% Series B-M Senior Notes due July 25, 2042 and (iii) the Note Purchase Agreement, dated as of September 1, 2010, in respect of Yen 10,000,000,000 principal amount of 1.72% Senior Notes due September 1, 2016.
“Tiffany Credit Agreements” means (i) the Three Year Credit Agreement, dated as of December 21, 2011, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, Tiffany & Co. Japan Inc., the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (as amended and supplemented, and in effect on the date hereof) and (ii) the Five Year Credit Agreement, dated as of December 21, 2011, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, Tiffany & Co. Japan Inc., the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (as amended and supplemented, and in effect on the date hereof).
2.        Section 11 of the Note Purchase Agreement is hereby amended to amend and restate clause (i) thereof in its entirety to read as follows:
“(i)    a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (excluding any judgment or judgments to the extent that the Company or any applicable Subsidiary is fully insured and with respect to which the insurer has assumed responsibility in writing) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; provided that, solely with respect to the Arbitration Award, such 45 day period shall be deemed extended and shall conclude on March 21, 2014 (or, if specified to be an earlier date, the last day of the corresponding period with respect to the Arbitration Award (x) in Section 11(i) of any Other Tiffany Note Agreement, as such corresponding period may be extended under such Other Tiffany Note Agreement (giving effect to any amendments or modifications thereto) with respect to the Arbitration Award, or (y) in Section 9(i) of either Tiffany Credit Agreement, as such corresponding period may be extended under such Tiffany Credit Agreement (giving effect to any amendments or modifications thereto) with respect to the Arbitration Award) (the “Arbitration Award Extension Date”); or”
3.        (a) The definition of EBIT in Schedule B of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:
“EBIT” means, for any period, the net income of the Company and its Subsidiaries on a Consolidated basis for such period, plus (1) each of the following with respect to the Company and its Subsidiaries on a Consolidated basis to the extent deducted in determining such net income: (a) Interest Expense, (b) provision for taxes, and (c) the amount of any negative impact on net earnings as a result of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (2) to the extent included in such net income, the amount of any positive impact on net earnings as a result of the Arbitration Award (including the recovery of any amounts paid under the Arbitration Award), in an aggregate amount not exceeding $500,000,000.
(b) The Adjusted Fixed Charge Coverage Ratio, which is an Incorporated Provision and is set forth in that certain Second Acknowledgement of Amendment to Note Purchase Agreement dated as of June 19, 2012 is hereby amended, consistent with the corresponding Credit Agreement Modification, by amending and restating the definition of Adjusted EBIT as used therein as follows:
“Adjusted EBIT” means, for any four fiscal quarter period of the Company (the "calculation period"), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000 and (iv) the amount of any negative impact on net earnings as a result of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and the amount of any positive impact on net earnings as a result of the Arbitration Award (including the recovery of any amounts paid under the Arbitration Award), in an aggregate amount not exceeding $500,000,000.
(c) The Leverage Ratio, which is an Incorporated Provision and is set forth in that certain Second Acknowledgement of Amendment to Note Purchase Agreement dated as of June 19, 2012 is hereby amended, consistent with the corresponding Credit Agreement Modification, by amending and restating the definition of EBITDAR as used therein as follows:
“EBITDAR” means, for any four fiscal quarter period of the Company (the “calculation period”), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, (vi) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, and (vii) the amount of any negative impact on net earnings as a result of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and the amount of any positive impact on net earnings as a result of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000.

4.        (a) The Noteholders hereby waive any Default or Event of Default that may have occurred or that may occur (collectively, “Waived Defaults”), in each case to the extent resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (to the extent the Arbitration Award shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed) during the period commencing with the issuance of the Arbitration Award and ending on the Arbitration Award Extension Date, including without limitation any such Default or Event of Default that may have occurred or that may occur (i) as a result of the Parent (or a Subsidiary of the Parent) taking or omitting to take an action (including without limitation the giving of notice, making of a borrowing, paying of a dividend, or making of a representation as to the absence of a default), which action or omission would not have resulted in a Default or Event of Default but for the existence of a Waived Default, or (ii) pursuant to Section 11(f), as a result of a default or event of default (however defined) under any other agreement of the Parent or any Subsidiary that would not have occurred but for the issuance and continuation of the Arbitration Award or the occurrence of a Waived Default; provided, however, that this waiver does not extend to (and the Waived Defaults shall not include) (x) any Event of Default pursuant to Section 11(f) arising from a default or event of default (however defined) under any other agreement of the Parent or any Subsidiary (other than the Shanghai Credit Agreement or Shanghai Letter Agreement, as defined below) that has not been effectively waived by the waivers described in Section 5(c) below, or (y) any Event of Default pursuant to Section 11(f) arising from a default or event of default (however defined) under and as defined in the Shanghai Credit Agreement or the Shanghai Letter Agreement (each as defined in clause (b) below) to the extent that the creditors under the Shanghai Credit Agreement or the Shanghai Letter Agreement have accelerated the debt thereunder or have commenced remedies against the Parent or any Subsidiary or their respective assets on account of such default or event of default.
(b) The parties hereto agree that (1) the Parent shall be obligated to procure, within 30 days after the date hereof, (i) an amendment and a waiver with respect to that certain RMB 930,000,000 Facility Agreement, dated as of July 19, 2013, by and among Tiffany & Co. (Shanghai) Commercial Co., Ltd., the Lenders, Jointed Coordinators, Mandated Lead Arrangers and Bookrunners party thereto, and Mizuho Corporate Bank (China), Ltd., as Facility Agent (as amended and supplemented, and in effect on the date hereof, the “Shanghai Credit Agreement”), pursuant to which amendment the Guarantee (as defined in the Shanghai Credit Agreement) shall be amended to amend certain financial covenants of the Parent therein consistent with the amendments to the financial covenants in the Note Purchase Agreement effected by this Amendment, and pursuant to which waiver any Potential Event of Default and/or Event of Default (each as under and as defined in the Shanghai Credit Agreement) resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (including without limitation any Potential Event of Default and/or Event of Default pursuant to the cross-default provisions of the Shanghai Credit Agreement) shall be effectively waived, which amendment and which waiver shall each be reasonably satisfactory to the Noteholders (it being agreed that the drafts of such amendment and of such waiver furnished to the Noteholders by the Parent on January 14, 2014 are each so satisfactory), and (ii) a waiver with respect to that certain RMB 33,500,000 Letter Agreement, dated as of June 30, 2010, by and among Tiffany & Co. (Shanghai) Commercial Company Limited and Bank of America, N.A., Shanghai Branch (as amended and supplemented, and in effect on the date hereof, the “Shanghai Letter Agreement”), pursuant to which any event of default (under and as defined in the Shanghai Letter Agreement) resulting, directly or indirectly, from the issuance and continuation of the Arbitration Award (including without limitation any event of default pursuant to the cross-default provisions of the Shanghai Letter Agreement) shall be effectively waived, which waiver shall be reasonably satisfactory to the Noteholders (it being agreed that the draft of such amendment and waiver furnished to the Noteholders by the Parent on January 14, 2014 is so satisfactory), and (2) failure to so procure any of such amendments and waivers by such date shall be an Event of Default under the Note Purchase Agreement.

(c) The parties hereto acknowledge that Section 9.6 of the Note Purchase Agreement does not require the Company to ensure that Subsidiaries that (i) are borrowers under one or more of the Tiffany Credit Agreements, (ii) are not organized in the United States and (iii) do not guarantee Indebtedness, under or in respect of the Tiffany Credit Agreements, of the Company or any other Subsidiaries, become Guarantors.

5.        This Amendment shall become effective, as of the date hereof, upon satisfaction of the following conditions:
(a)    the Noteholders and the Parent shall each have executed and delivered a counterpart of this Amendment signed on behalf of such Person;
(b)     each Noteholder has received a fee in the amount the required by that certain Fee Agreement, dated the date hereof, entered into by the Parent and the Noteholders; and
(c)    an amendment and waiver, under each of the Other Tiffany Note Agreements and the Tiffany Credit Agreements, in each case in the form attached hereto, shall have been entered into by the parties thereto.

6.        The Parent hereby represents and warrants to the Noteholders that upon the effectiveness of this Amendment, no Default or Event of Default shall have occurred and be continuing.
7.        Each of the undersigned that is a Guarantor hereby agrees, acknowledges and affirms that (i) its obligations and liabilities under the Guaranty Agreement continue to be in full force and effect, (ii) such obligations and liabilities extend to the obligations and liabilities of the Company under the Note Purchase Agreement as amended by this Amendment, (iii) it has no defense, offset, counterclaim, or right of recoupment against the Noteholders with respect to the Guaranty Agreement, the Note Purchase Agreement, or the Notes and (iv) affirms and ratifies its obligations under the Guaranty Agreement in all respects.
8.        Except as set forth in this Amendment, the Financing Documents shall remain in full force and effect in accordance with their respective terms as in effect on the date hereof prior to giving effect to this Amendment, and no amendment, consent or waiver in respect of any term or condition of any Financing Document set forth in this Amendment shall be deemed to be an amendment, consent or waiver in respect of any other term or condition contained in any Financing Document.

9.        This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.
10.        This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
TIFFANY & CO.,
a Delaware corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Vice President - Treasurer

TIFFANY AND COMPANY,
a New York corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Vice President - Treasurer

TIFFANY & CO. INTERNATIONAL,
a Delaware corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Treasurer

TIFFANY & CO. JAPAN INC.,
a Delaware corporation

By: /s/ Michael W. Connolly
Name: Michael W. Connolly
Title: Treasurer

The foregoing is hereby agreed to
as of the date thereof:

BERKSHIRE HATHAWAY ASSURANCE
CORPORATION

By: /s/ Mark D. Millard
Name: Mark D. Millard
Title: Authorized Signatory

GENERAL RE LIFE CORPORATION

By: /s/ Mark D. Millard
Name: Mark D. Millard
Title: Authorized Signatory

BERKSHIRE HATHAWAY LIFE INSURANCE
COMPANY OF NEBRASKA

By: /s/ Mark D. Millard
Name: Mark D. Millard
Title: Authorized Signatory